Exhibit 99.3

$151,000,000
Aggregate Principal Amount At Maturity
Offer to Exchange
$151,000,000 Aggregate Principal Amount At Maturity of
10 1/2% Senior Discount Notes due 2012 for
Reddy Ice Holdings, Inc.
$151,000,000 Aggregate Principal Amount At Maturity of 10 1/2% Senior Discount Notes due 2012 Registered Under the Securities Act of 1933, as Amended

To Our Clients:

        Enclosed for your consideration is a prospectus, dated            , 2005 (the "Prospectus"), and a form of letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Reddy Ice Holdings, Inc., a Delaware corporation (the "Company"), to exchange up to $151,000,000 aggregate principal amount at maturity of the Company's 10 1/2% Senior Discount Notes due 2012 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount at maturity of the Company's issued and outstanding 10 1/2% Senior Discount Notes due 2012 (the "Old Notes"), which have not been so registered. U.S. Bank National Association (the "Exchange Agent") has been appointed as exchange agent for the Exchange Offer. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 27, 2004 (the "Registration Rights Agreement"), between the Company and the initial purchasers of the Old Notes.

        This material is being forwarded to you as the beneficial owner of the Company's Old Notes held by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2005 (the "Expiration Date"), unless extended (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying Letter of Transmittal, relating to the Exchange Offer made by the Company with respect to their Old Notes. The undersigned hereby represents that (i) any New Notes acquired in exchange for Old Notes tendered hereby are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor, to the actual knowledge of the undersigned, any other person receiving New Notes from the undersigned is engaging in or intends to engage in a distribution of the New Notes, (iii) if the undersigned is not a broker-dealer, at the time of the consummation of the Exchange Offer neither the undersigned nor, to the actual knowledge of the undersigned, any other person receiving New Notes from the undersigned has an arrangement or understanding with any other person to participate in the distribution of the New Notes in violation of the federal securities laws, (iv) neither the undersigned nor, to the actual knowledge of the undersigned, you are an "affiliate" of the Company, within the meaning of Rule 405 under the Securities Act, or, if the undersigned is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the federal securities laws to the extent applicable and will provide certain information to be included in any shelf registration statement filed pursuant to the Registration Rights Agreement, in order to have the undersigned's Old Notes included in such shelf registration statement and benefit from the liquidated damages provisions of the Registration Rights Agreement, and (v) if the undersigned is a broker-dealer, it has acquired the Old Notes as a result of market-making activities or other trading activities and will comply with the applicable provisions of the federal securities laws, including the prospectus delivery requirements.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

        The aggregate principal amount at maturity of the Old Notes held by you for the account of the undersigned is (fill in amount):

          $

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER the following Old Notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of Old Notes to be tendered, in integral multiples of $1,000):

          $

  ☐
  NOT to tender any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Please print name(s) here:
Address(es):
Telephone Number(s):
Taxpayer Identification or Social Security Number(s):
Date:

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.